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                                                                    Exhibit 21.1

                             WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT

     The Registrant (Winn-Dixie Stores, Inc.) has no parents.

     The following list includes all of the subsidiaries of the Registrant as of June 25, 2003 except ten wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

     All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the ten presently inactive domestic subsidiaries mentioned above.

     Each of the following subsidiaries is owned by the Registrant except that three subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indentation. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

                  Subsidiary                        State of Incorporation

         Astor Products, Inc.                              Florida
         Crackin' Good, Inc.                               Florida
         Deep South Products, Inc.                         Florida
         Dixie Packers, Inc.                               Florida
         Economy Wholesale Distributors, Inc.              Florida
         Save Rite Grocery Warehouse, Inc.                 Florida
         Superior Food Company                             Florida
         W-D (Bahamas) Limited                             Bahama Islands
           Bahamas Supermarkets Limited                    Bahama Islands
             The City Meat Markets Limited                 Bahama Islands
         Winn-Dixie Charlotte, Inc.                        Florida
         Winn-Dixie Logistics, Inc.                        Florida
         Winn-Dixie Louisiana, Inc.                        Florida
           Dixie Spirits, Inc.                             Mississippi
         Winn-Dixie Montgomery, Inc.                       Florida
         Winn-Dixie Procurement, Inc.                      Florida
         Winn-Dixie Raleigh, Inc.                          Florida
         Winn-Dixie Supermarkets, Inc.                     Florida